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                                                                   EXHIBIT 10.39

                               AQUA AMERICA, INC.

             AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

                  (as amended and restated on January 1, 2006)

         The purpose of the Aqua America, Inc. Amended and Restated 2001 Employee Stock Purchase Plan is to provide eligible employees of Aqua America, Inc. (the "Company") and its subsidiaries an opportunity to purchase the common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company. The Plan must be approved by the stockholders of the Company within 12 months after the date on which the Plan is adopted.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 "Board of Directors" means the Board of Directors of the Company.

         SECTION 1.02 "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

         SECTION 1.03 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 5.04.

         SECTION 1.04 "Company" means Aqua America, Inc., a Pennsylvania corporation, or any successor by merger or otherwise.

         SECTION 1.05 "Compensation" means a Participant's base wages, overtime pay, commissions, cash bonuses, premium pay and shift differential, before giving effect to any compensation reductions made in connection with plans described in section 401(k) or 125 of the Code.

         SECTION 1.06 "Effective Date" shall mean March 6, 2001.

         SECTION 1.07 "Election Date" means the first business day of each calendar month during which the Plan is in effect, or such other dates as the Committee shall specify; provided that the first Election Date for the Plan shall be the Effective Date.

         SECTION 1.08 "Eligible Employee" means each employee of the Employer:

                  (i) Who is employed by the Employer and (a) who is classified by the Employer as an "active regular or part-time non-union employee" or as an "active full or part-time union employee" and (b) each person who is not so classified, if such person's customary employment is for more than twenty (20) hours per week and for more than five months per year, and

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                  (ii) Who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

         SECTION 1.09 "Employer" means the Company and each Subsidiary.

         SECTION 1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

         SECTION 1.11 "Market Value" means the average of the high and low trading prices for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the average of the high and low trading prices for the Stock on the day next preceding the date of reference for which such price was reported or, if there was no such reported price, the fair market value as determined by the Committee.

         SECTION 1.12 "Participant" means each Eligible Employee who elects to participate in the Plan.

         SECTION 1.13 "Plan" means the Aqua America, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

         SECTION 1.14 "Plan Year" means each calendar year during which the Plan is in effect.

         SECTION 1.15 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

         SECTION 1.16 "Purchase Date" means the last day of each Purchase
Period.

         SECTION 1.17 "Purchase Period" means each one month period or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations or a lump sum deposit under Section 3.05(b).

         SECTION 1.18 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 3.03.

         SECTION 1.19 "Stock" means the common stock of the Company.

         SECTION 1.20 "Subsidiary" means any present or future corporation which
(i) constitutes a "subsidiary corporation" of the Company as that term is defined in section 424 of the Code and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other foreign subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.


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                                   ARTICLE II
                           ADMISSION TO PARTICIPATION

         SECTION 2.01 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of the Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 2.02 or a change under Section 3.05.

         SECTION 2.02 Discontinuance of Participation.

                  (a) A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. A Participant who ceases contributions during a Purchase Period may make additional contributions to the Plan during the Purchase Period. The Participant may again elect to make payroll deductions on the next Election Date, if the Participant is then an Eligible Employee. A Participant who ceases contributions during a Purchase Period may request payment of any funds held in his or her account under the Plan. Any funds remaining in the Participant's account on the Purchase Date shall be used to purchase Stock pursuant to Section 3.04, if the Participant remains an Eligible Employee.

                  (b) If a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant, and the Participant shall receive payment of any funds held in his or her account under the Plan.

         SECTION 2.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

         SECTION 2.04 Leave of Absence. A Participant who is on an approved leave of absence may continue to participate in the Plan during the leave of absence by making cash payments to the Company, at such times as the Committee determines, equal to the payroll deductions that would have been made had the leave of absence not occurred.

                                  ARTICLE III
                            STOCK PURCHASE AND RESALE

         SECTION 3.01 Reservation of Shares. There shall be 300,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with Section 4.02. Except as provided in Section 4.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan. The shares of Stock may be (i) Treasury or newly issued shares of the Company or (ii) purchased by the Company on the open market.


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         SECTION 3.02 Limitation on Shares Available.

                  (a) The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or the Participant's proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 3.01.

                  (b) Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

                  (c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

         SECTION 3.03 Purchase Price of Shares.

                  (a) Unless the Committee determines otherwise, the Purchase Price per share of the Stock to be sold to Participants under the Plan shall be the lower of:

                        (i) 85% of the Market Value of such share on the first
                  day of the Purchase Period, or

                        (ii) 85% of the Market Value of such share on the
                  Purchase Date.

                  (b) The Committee may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of the first day of the Purchase Period or the Purchase Date, or the lower of such values, so long as the percentage shall not be lower than 85% of such Market Value.


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         SECTION 3.04 Exercise of Purchase Privilege.

                  (a) As of the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 3.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 3.02 above, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

                  (b) Subject to the provisions of Section 3.02, there shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock and fractional shares as can be purchased with the amounts withheld from the Participant's Compensation or deposited by the Participant as described in Section 3.05(b) during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made. Any amounts that are withheld from a Participant's Compensation in a Purchase Period and that remain after the purchase of whole shares of Stock on a Purchase Date will be held in the Participant's account, without interest, and applied on the Participant's behalf to purchase Stock on the next Purchase Date.

         SECTION 3.05 Payroll Deductions and Deposits.

                  (a) Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during the Purchase Period of an amount (i) not less than $5.00 per paycheck for a Participant who is paid on a weekly payroll period basis or $10.00 per paycheck for a Participant who is paid biweekly or semi-monthly payroll period basis, and (ii) not more than ten percent (10%) of such Participant's Compensation, rounded to the next highest whole dollar amount. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by filing with the Committee a notice in such form and at such time in advance of the Election Date on which the change is to be effective as the Committee shall prescribe.

                  (b) The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to their Purchase Agreements, instead of or in addition to payroll deductions pursuant to Section 3.05(a) subject to the following: (i) only one deposit as described in this paragraph shall be accepted in Purchase Period, (ii) the minimum amount that a Participant may contribute to the Plan pursuant to this paragraph shall be twenty-five dollars ($25) per Purchase Period and (iii) the total amount that the Participant may contribute to the Plan pursuant to this paragraph together with all payroll deductions pursuant to paragraph (a) above may not exceed the $25,000 limitation specified in paragraph (d) of
         Section 3.02 above. The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.


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                  (c) Dividends will be paid on all whole and fractional shares purchased by a Participant. Unless otherwise directed by the Participant, all dividends paid with respect to shares purchased by each Participant will be automatically be reinvested under the Aqua America, Inc. Dividend Reinvestment and Direct Stock Purchase Plan.

         SECTION 3.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions and any deposits made by a Participant pursuant to Section 3.05(b). All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

         SECTION 3.07 Share Ownership; Issuance of Certificates.

                  (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

                  (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant, (ii) issuing and delivering certificates for the number of shares of Stock purchased to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship, or in such other form as the Committee may permit.

                  (c) The Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any stockholder accounts established for a Participant.

         SECTION 3.08 Distribution of Shares or Resale of Stock.

                        (i) In accordance with the procedures established by the
                  Committee, a Participant may request a distribution of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

                        (ii) If a Participant terminates his or her employment
                  with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any stockholder account established pursuant to Section 3.07(b), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.


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                  (b) If a Participant is to receive a distribution of shares of
         Stock, or if shares are to be sold, the distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash. Any brokerage commissions resulting from a sale of Stock shall be deducted from amounts payable to the Participant.

                                   ARTICLE IV
                               SPECIAL ADJUSTMENTS

         SECTION 4.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

                  (a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess;

                  (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted; and

                  (c) Any amounts remaining shall be repaid the Participants.

         SECTION 4.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 3.01, the maximum number of shares that may be purchased by a Participant as provided in
Section 3.02(b), and the calculation of the Purchase Price per share may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

         SECTION 4.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of Stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, unless the Board determines otherwise, and the balance of any amounts withheld from a Participant's Compensation or deposited pursuant to
Section 3.05(b) which have not by such time been applied to the purchase of Stock shall be returned to the Participant.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.01 Non-Alienation. Except as set forth below, the right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime and may not be assigned or otherwise transferred by the Participant. If a Participant dies, unless the executor, administrator or other personal representative of the deceased Participant directs otherwise, any amounts previously withheld from the Participant's Compensation or deposited pursuant to Section 3.05(b) before the Participant's death during the Purchase Period in which the Participant dies shall be used to purchase Stock on the Purchase Date for the Purchase Period. After that Purchase Date, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant all shares of Stock and such residual amounts as may remain to the Participant's credit under the Plan.


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         SECTION 5.02 Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Stock directed by Participants).

         SECTION 5.03 No Interest. No interest shall be payable with respect to amounts withheld or deposited under the Plan.

         SECTION 5.04 Committee. The Board of Directors shall appoint the Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, requests for distribution of shares, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions with respect to the Plan shall be final and conclusive.

         SECTION 5.05 Withholding of Taxes; Notification of Transfer.

                  (a) All acquisitions and sales of Stock under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding. The Company may require that Participants pay to the Company (or make other arrangements satisfactory to the Company for the payment of) the amount of any federal, state or local taxes that the Company is required to withhold with respect to the purchase of Stock or the sale of Stock acquired under the Plan, or the Company may deduct from the Participant's wages or other compensation the amount of any withholding taxes due with respect to the purchase of Stock or the sale of Stock acquired under the Plan.

                  (b) A Participant shall be required to advise the Committee immediately if the Participant transfers (by sale, gift or other manner) any shares of Stock acquired under the Plan within two years after the beginning of the Purchase Period in which the Stock is purchased.

         SECTION 5.06 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the stockholders under Section 423 of the Code shall be submitted to the stockholders of the Company for approval.

         SECTION 5.07 Expiration and Termination of the Plan. The Plan shall continue in effect for ten years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's Compensation or deposited by the Participant which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.


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         SECTION 5.08 No Employment Rights. Participation in the Plan shall not give an employee any right to continue in the employment of an Employer, and shall not affect the right of the Employer to terminate the employee's employment at any time, with or without cause.

         SECTION 5.09 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

         SECTION 5.10 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Company's corporate headquarters, or such other address as the Committee may designate. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

         SECTION 5.11 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

         SECTION 5.12 Internal Revenue Code and ERISA Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 5.13 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

         SECTION 5.14 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.





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